UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 25, 2004

Unizan Financial Corp.

(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio 44702

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

c) Exhibits

99.1	Text and financials of Unizan Financial Corp. release dated May 25, 2004

Item 9. Regulations FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)

Canton, Ohio, May 25, 2004 – Unizan Financial Corp. (NASDAQ: UNIZ), today announced that Unizan shareholders approved the merger with Huntington Bancshares Incorporated (NASDAQ: HBAN). Of the 78.31% of Unizan shareholders voting, 98.22% voted to approve the merger. On January 27, 2004, Columbus, Ohio-based Huntington and Canton, Ohio-based Unizan announced the signing of a definitive agreement to merge the two organizations. Under the terms of the agreement, Unizan shareholders will receive 1.1424 shares of Huntington common stock, on a tax-free basis, for each share of Unizan. The merger is expected to close very early in July 2004, pending customary regulatory approvals.

This information furnished under this “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2004	UNIZAN FINANCIAL CORP.

	By:	/s/ James H. Nicholson
	Its:	EVP & Chief Operating Officer